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                                                                  Exhibit 10(i)


     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post Effective Amendment No. 9 to the Registration Statement No. 33-85442 of New England Variable Annuity Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated April 26, 1999 and February 16, 1999, appearing in the Statements of Additional Information, which are part of such Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Statements.



     DELOITTE & TOUCHE LLP
     Boston, Massachusetts
     April 26, 1999